SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

CACI International Inc
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

October 6, 2010

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2010 Annual Meeting of Stockholders on November 17, 2010, at 9:30 a.m., local time. The meeting will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042.

     The scheduled matters to be considered and acted on at the meeting are the election of directors and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 17, 2010
_________________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (CACI or the Company) will be held on Wednesday, November 17, 2010 at 9:30 a.m., local time, at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042 for the following purposes:

1.	To elect the Company’s Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2011.

3.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 20, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 1100 N. Glebe Road, Arlington, Virginia 22201 from November 3, 2010 through November 16, 2010 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE Secretary

Arlington, Virginia
Dated: October 6, 2010

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
_________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 17, 2010. This Proxy Statement is being made available on or about October 6, 2010. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

     FOR the Board of Directors’ nominees for election to the Company’s Board of Directors.

     FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 20, 2010 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 20, 2010, the Company had 30,500,638 shares of common stock issued and outstanding. Each share is entitled to one vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 6, 2010, we mailed to our stockholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our stockholders on how to access their proxy card to vote through the Internet or by telephone.

     This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice of Internet Availability. If a stockholder has previously elected to receive our proxy materials electronically, that stockholder will continue to receive these materials via e-mail unless he or she elects otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at eleven the number of Directors to constitute the full Board. Eleven persons have been nominated for election to serve as a Director of the Company. Under the Company’s By-laws, all Directors hold office at the pleasure of the stockholders or until their respective successors are elected.

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the nominees listed below. Under the Company’s By-laws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     In general, under Delaware law, broker non-votes (which arise when brokers lack authority to vote and fail to obtain instructions from the beneficial owners of the related shares) and abstentions count toward the determination of a quorum. Regarding the election of directors, if a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to withhold authority are considered properly cast; broker non-votes are not treated as votes cast. New York Stock Exchange (NYSE) Rule 452 now classifies the election of directors as a non-routine matter. As a result, banks and brokers will not be able to vote on the election of directors without instructions from the beneficial owners. We encourage all stockholders who hold shares through a bank, broker or other holder of record to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

     The Board’s Corporate Governance and Nominating Committee has recommended eleven nominees for election as Directors. All eleven nominees are current Directors. For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy may vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     Dan R. Bannister, 80. Director of the Company since 2007.

     Mr. Bannister brings to the Board his unique leadership experience in the federal contracting arena. While at DynCorp, he held executive positions with increasing responsibility before serving as President and CEO from 1985 to 1997 and Chairman from 1997 to 2003. During his tenure, the company experienced some of its most challenging and successful years, including its transformation in 1988 from a publicly traded corporation to one of the largest private, employee-owned businesses in the nation. Mr. Bannister led an aggressive diversification and expansion program that included more than 40 acquisitions, changing the company’s core business to technology services and increasing revenue to $2.4 billion and the employee base to 24,000 employees by 2003. He serves as a director and member of the audit committee of Dewberry & Davis, a privately held architectural and engineering firm, and is a member of the board of advisors of EOD Technologies, Inc., a provider of critical mission support services. He also currently serves as Chairman of the Virginia Center for Innovative Technology (CIT). Mr. Bannister is currently a trustee of the U.S. Air Force Academy Falcon Foundation. He has received numerous awards for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army, the Ernst & Young Entrepreneur of the Year Lifetime Achievement Award, the Earle C. Williams Award for Leadership in Technology and the KPMG Peat Marwick High Tech Entrepreneur of the Year Award.

     Gordon R. England, 73. Director of the Company since 2009.

     Mr. England brings to the Board outstanding leadership experience at the highest national and industry levels. Mr. England served as Deputy Secretary of Defense from May 2005 to February 2009. In this position, he performed as the Defense Department’s Chief Operating Officer, helping to direct the transformation of America’s defense capabilities with new resources and technologies to counter emerging threats. Mr. England also twice served as Secretary of the Navy in the George W. Bush administration. In this role, he is credited with developing successful surge plans for America’s fleet, strengthening the ties between the Navy and the U.S. Coast Guard, and increasing assistance to the U.S. Marines on the front lines in Iraq. Prior to his government service, Mr. England was an Executive Vice President at General Dynamics, overseeing the company’s information and international sectors. Before this, he was President of Lockheed Fort Worth Co., where he was responsible for all domestic and international aircraft programs, including the F-16 fighter. He began his career at Honeywell, where he was an engineer on the Project Gemini space program. Currently, he is President of E6Partners, LLC, a company dedicated to facilitating international business.

     James S. Gilmore III, 60. Director of the Company since 2009.

     Mr. Gilmore brings to the Board an exceptional history of leadership and distinguished service to the nation and particular knowledge and experience in legal, regulatory and governmental affairs. Mr. Gilmore was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. This panel, also known as the “Gilmore Commission,” was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. Within the last five years, Mr. Gilmore served as a director of the following publicly held companies: Barr Laboratories, Inc. and IDT Corporation. During this timeframe, he was also a member of the advisory board of Hewlett-Packard Company. He is currently a director of Atlas Air Worldwide Holdings, Cypress Communications, Inc. and Chairman of the Board of Everquest Financial Ltd. (a privately-held business). He also serves as President and CEO of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges.

     Gregory G. Johnson, 64. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral. He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility. He developed substantive policy-level relationships with many of those 91 nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous non-profit boards and serves in several civic and community organizations and institutions. Admiral Johnson also serves as Chairman of the Board of Directors of Alenia North America, Inc. and on the Board of Directors of Delorme, Inc.

     Dr. Richard L. Leatherwood, 71. Director of the Company since 1996.

     Dr. Leatherwood brings to the Board senior-level executive experience with publicly-held corporations. Dr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Dr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Dr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to 1985, Dr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Dr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Dr. Leatherwood is currently Chairman Emeritus of the Baltimore & Ohio Railroad Museum, a non-profit corporation. Within the last five years, Dr. Leatherwood served as a director of the following publicly held companies: Dominion Resources, Inc.

     James L. Pavitt, 64. Director of the Company since 2008.

     With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, and counterterrorism. As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and nearly half of its multi-billion dollar budget. He also served as the head of America’s Clandestine Service, leading the CIA’s operational response to the attacks of September 11, 2001. As Chief of the CIA’s Counterproliferation Division, he managed and directed intelligence operations against global proliferation networks. From 1990 to 1993, he served as Senior Intelligence Advisor on the National Security Council team for President George H.W. Bush. He is a recipient of the CIA’s Distinguished Intelligence Medal for his excellent work in these capacities. He is also a recipient of the CIA Career Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award. Since 2004, Mr. Pavitt has served as a Principal of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm. Mr. Pavitt also serves on the advisory board of the Patriot Defense Group as well as the advisory board of Olton Solutions, Ltd, a company based in the United Kingdom.

     Dr. Warren R. Phillips, 69. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the west. From February 2008 through 2009, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. He is currently the Chairman of the Board of Advanced Blast Protection, Inc. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 76. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

     General William S. Wallace, USA (Ret.), 63. Director of the Company since 2009.

     General Wallace brings to the Board a 39-year record of military service and experience. From 2005 to 2008, General Wallace led more than 50,000 soldiers and civilian employees at 33 Army schools. He was the architect of the Army’s reorganization in continuation of military operations in Iraq and Afghanistan. He developed the organizational, technical, and warfighting requirements for the Future Combat Systems and other Army modernization efforts. Prior to this, General Wallace was Commanding General of the Army Combined Arms Center from 2003 to 2005, Ft. Leavenworth, Kansas, where he was responsible for the development of new and emerging Army and Joint doctrine, providing the intellectual foundation for military leadership in the 21st century. As Commander of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division – the Army’s first “digitized” division that incorporated new C4ISR technologies – from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point.

Management Directors

     Paul M. Cofoni, 62. President and Chief Executive Officer; Director of the Company since 2006.

     Mr. Cofoni brings to the Board over 30 years of senior-level executive experience with publicly-held corporations, including large-scale integrator contractors in the federal market sector; defense, intelligence, and communications markets; and major commercial outsourcing and systems markets. Mr. Cofoni joined CACI in 2005 as President, U.S. Operations. On July 1, 2007, he became President and Chief Executive Officer. From 1991 to 2005, Mr. Cofoni held various positions with Computer Sciences Corporation (CSC): 2001 to 2005, Corporate Vice President and President of Federal Sector; 1998 to 2001, President, Technology Management Group; 1991 to 1998, Vice President, Eastern Region Outsourcing Operations. Prior to acquisition of certain General Dynamics business units by CSC, Mr. Cofoni held various positions with General Dynamics between 1974 and 1991, initially as a software engineer and finally as Vice President, Eastern Center, responsible for all aspects of information technology. Mr. Cofoni served as an officer in the U.S. Army from 1970 to 1974. He is a member of the Executive Committee and the Board of Directors of the Armed Forces Communications and Electronics Association and a Vice Chairman of the Board of the Professional Services Council.

     Dr. J. P. London, 73. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a major international pacesetter in information technology and communications solutions markets. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was elected President and Chief Executive Officer in 1984 and Chairman of the Board in 1990. On July 1, 2007, Dr. London was appointed Chairman of the Board and Executive Chairman. Dr. London serves on the boards of the U.S. Naval Institute, the U.S. Navy Memorial Foundation, the Naval Historical Foundation and the Secretary of the Navy’s Advisory Subcommittee on Naval History. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and the Northern Virginia Technology Council where he was formerly a member of the Senior Advisory Board. Dr. London is also a member of the National Military Intelligence Association, Intelligence and National Security Alliance, The Association of the U.S. Army,

the Navy League, the Naval Order of the U.S.A., and the American Legion. Dr. London has received numerous awards over the years for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. He is also the recipient of the Ernst & Young Entrepreneur of the Year for Government IT Services, the Earl C. Williams Award for Leadership in Technology, the KPMG Peat Marwick High Tech Entrepreneur Award, and the Albert Einstein Award for Technology Achievement in the Defense Field. In addition, Dr. London has been recognized by the Human Resources Leadership Award of Greater Washington, in its annual awards program, through the establishment of its Ethics in Business Award named in his honor. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London holds the rank of Captain, U.S. Navy (Retired).

The Board recommends that stockholders vote FOR each of the Nominees.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 20, 2010 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of Beneficial
	Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
BlackRock, Inc.(2)	2,359,484	7.74%
40 East 52nd Street
New York, NY 10022
Southpoint Capital Advisors LP (et al.)(3)	1,946,283	6.38%
623 Fifth Avenue, Suite 2601
New York, NY 10022
FMR LLC(4)	1,799,189	5.90%
82 Devonshire Street
Boston, MA 02109-3605
Blue Harbour Group, LP(5)	1,694,342	5.56%
646 Steamboat Road
Greenwich, CT 06830
____________________

(1)	Based on 30,500,638 shares of common stock outstanding as of the September 20, 2010 record date.

(2)	The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G filed with the SEC by BlackRock on January 29, 2010 on behalf of itself and certain entities under its control. The report states that BlackRock holds 2,359,484 shares with sole voting and sole dispositive power over all 2,359,484 shares.

(3)	The number of shares beneficially held by Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC, and John S. Clark II (Southpoint et al.) is based solely on information in a Schedule 13G filed with the SEC by Southpoint et al. on July 1, 2010. The report states that Southpoint et al. holds 1,946,283 shares, with shared voting power and shared dispositive power over all 1,946,283.

(4)	The number of shares beneficially held by FMR LLC (FMR) is based solely on information in a Schedule 13G/A filed with the SEC by FMR on July 7, 2010 on behalf of itself and certain entities under its control. The report states that the 1,799,189 shares held by FMR include 1,757,836 shares held by Fidelity Management & Research Company, 27,759 shares held by Pyramis Global Advisors, LLC, and 8,394 shares held by Pyramis Global Advisors Trust Company. FMR also reported that members of the family of Edward C. Johnson 3rd, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The report further states that 5,200 shares are held by FIL Limited (FIL). Partnerships controlled predominantly by members of the family of Edward C. Johnson 3rd, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FIL and FMR are separate and independent corporate entities.

(5)	The number of shares beneficially held by Blue Harbour Group, LP, a Delaware limited partnership (“Manager”), Blue Harbour Strategic Value Partners Master Fund, LP, a Cayman Islands exempted limited partnership (the “Fund”), Blue Harbour Institutional Partners Master Fund, L.P., a Cayman Islands exempted limited partnership (“BHIP” and, together with the Fund, the “Funds”), Blue Harbour GP, LLC, a Delaware limited liability company (“Fund GP”), Blue Harbour Holdings, LLC, a Delaware limited liability company (“Manager GP”), and Clifton S. Robbins, a citizen of the United States of America (“Mr. Robbins”) (Blue Harbour Group, LP (et al.)) is based solely on information in a Schedule 13D filed with the SEC by Blue Harbour et al. on July 7, 2010. The report states that the Fund beneficially owns an aggregate of 1,128,095 shares and that BHIP beneficially owns an aggregate of 566,247 shares. The report further states that the 1,694,342 shares of Common Stock beneficially owned, in the aggregate, by the Funds, may be deemed to be beneficially owned by each of the Fund GP, Manager, Manager GP, and Mr. Robbins.

     The following table provides information as of September 20, 2010 with respect to beneficial ownership for each Executive Officer, each present Director Nominee, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
J.P. London	456,798	(4)	1.50%
Chairman of the Board, Executive Chairman,
Director and Nominee
Paul M. Cofoni	319,232	(5)	1.05%
President, Chief Executive Officer,
Director and Nominee
William M. Fairl	120,605	(6)	*
President, U.S. Operations
CACI, INC.-FEDERAL
Thomas A. Mutryn	31,497	(7)	*
Executive Vice President,
Chief Financial Officer and Treasurer
Randall C. Fuerst	56,079	(8)	*
Chief Operating Officer,
U.S. Operations,
CACI, INC.-FEDERAL
Gregory R. Bradford	225,507	(9)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Dan R. Bannister	11,828	(10)	*
Director and Nominee
Gordon R. England	23,312	(11)	*
Director and Nominee
James S. Gilmore III	2,323		*
Director and Nominee
Gregory G. Johnson	10,034	(12)	*
Director and Nominee
Richard L. Leatherwood	27,656	(13)	*
Director and Nominee
James L. Pavitt	3,849		*
Director and Nominee
Warren R. Phillips	4,099	(14)	*
Director and Nominee
Charles P. Revoile	32,878	(15)	*
Director and Nominee
William S. Wallace	2,652		*
Director and Nominee
All Current Executive Officers
and Directors as a Group (15 in number)	1,328,349		4.36%
____________________

(1)	All stock settled stock appreciation rights (SSARs) and stock options exercisable as of September 20, 2010 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All Restricted Stock Units (RSUs) vesting as of September 20, 2010 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 30,500,638 shares of common stock outstanding as of the September 20, 2010 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 384,883 shares obtainable upon exercise of options within 60 days of September 20, 2010.

(5)	Includes 2,966 shares in CACI’s 401(k) plan and 285,060 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 20, 2010.

(6)	Includes 6,944 shares in CACI’s 401(k) plan and 91,707 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 20, 2010.

(7)	Includes 19,210 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 20, 2010.

(8)	Includes 1,306 shares in CACI’s 401(k) plan and 40,888 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 20, 2010.

(9)	Includes 180,250 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 20, 2010.

(10)	Includes 5,000 shares obtainable upon exercise of options exercisable within 60 days of September 20, 2010.

(11)	Includes 10,000 shares owned by Mr. England’s wife.

(12)	Includes 8,000 shares obtainable upon exercise of options exercisable within 60 days of September 20, 2010.

(13)	Includes 4,000 shares owned by Dr. Leatherwood’s wife and 9,000 shares obtainable upon exercise of options exercisable within 60 days of September 20, 2010.

(14)	Includes 3,000 shares obtainable upon exercise of options exercisable within 60 days of September 20, 2010.

(15)	Includes 9,000 shares obtainable upon exercise of options exercisable within 60 days of September 20, 2010.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2010.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2010 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

			Number of Securities
	Number of		Remaining Available
	Securities to be Issued	Weighted Average	For Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plan (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Stockholders(1)	4,109,329 (2)	$48.66 (3)	3,122,937 (4)
Equity Compensation Plans Not
Approved by Stockholders	0	0	0
Total	4,109,329	$48.66	3,122,937
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the “2006 Plan”), the Director Stock Purchase Plan (“DSPP”), the Management Stock Purchase Plan (“MSPP”), and the Employee Stock Purchase Plan (“ESPP”). The 2006 Plan was approved by the Company’s stockholders on November 16, 2006 and replaced the 1996 Stock Incentive Plan (the “1996 Plan”). Under the terms of the 2006 Plan, the Company may issue, among others, non-qualified stock options, restricted stock, restricted stock units (“RSU’s”) and stock-settled appreciation rights (“SSARs”). The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market value of a share of the common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of a share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2010 is as follows: 1996/2006 Plan, 4,036,058; the DSPP, 427; and the MSPP, 72,844.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 1996/2006 Plan that were outstanding as of June 30, 2010. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 1996/2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2010 is as follows: 1996/2006 Plan, 2,400,502; the DSPP, 72,099; the MSPP, 367,195; and the ESPP, 283,141.

EXECUTIVE OFFICERS

     As of October 6, 2010, the Executive Officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Paul M. Cofoni, President and Chief Executive Officer, and the following four persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations
William M. Fairl, 61	President, U.S. Operations CACI, INC.-FEDERAL	President, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; Chief Operating Officer, April 2005 through June 2007, Acting Chief Operating Officer, 2004-2005, Executive Vice President, 2001-2004; Senior Vice President 1998-2001. QuesTech, Inc.: Senior Vice President, 1996-1998; Vice President, 1993-1996.

Thomas A. Mutryn, 56	Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp.: Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Randall C. Fuerst, 54	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; Executive Vice President, January 2005 through June 2007. Titan Corporation: Senior Vice President, Operations, Enterprise Services and Solutions Sector, March 2003 to December 2004. Corbett Technologies: Chief Operating Officer, July 2002 to January 2003.

Gregory R. Bradford, 61	Chief Executive, CACI Limited, and President, U.K. Operations	Chief Executive, CACI Limited, since 2000; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     Key objectives of the Company’s executive compensation programs are as follows:
  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers act on behalf of shareholders and are incentivized to maximize shareholder value;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair (but not excessive) and competitive with similar companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

     To accomplish these objectives, the Company’s executive compensation programs are generally based on the following guiding principles:
  base salaries for senior officers are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

  total cash compensation for each of the named executive officers (NEOs) is primarily contingent upon performance (i.e., is at risk);

  incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company and individual achieve targeted (i.e., planned) levels of performance against established corporate performance metrics;

  established corporate targets are intended to place CACI in the 75th percentile of performance in the competitive market, which matches the targeted cash compensation level;

  quarterly and annual bonuses are formula-based and linked to performance against stated company and individual objectives;

  equity-based compensation provides incentives to maximize shareholder value;

  senior officers are required to maintain long-term stock ownership at a level commensurate with their role;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  severance and change-in-control benefits reflect industry practices;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice, and are primarily business-related.
     We believe that the Company’s executive compensation policies, plans and programs advance these objectives and adhere to the necessary standards of corporate governance.

Governance of Compensation Programs

     The Compensation Committee of the Board of Directors (the Committee) has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

     The Committee reviews and approves the compensation for six executive positions at CACI, as these positions are the most likely to qualify as NEOs. The six executive positions are as follows:
  Chairman of the Board and Executive Chairman;

  President and Chief Executive Officer;

  President, U.S. Operations;

  Chief Operating Officer, U.S. Operations;

  Chief Executive, CACI Limited, and President, U.K. Operations; and

  Executive Vice President, Chief Financial Officer and Treasurer.

Independent Consultant

     The Committee has authority under its Charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in March 2008, the Committee engaged Frederic W. Cook & Co., Inc. (Frederic W. Cook) as an independent outside compensation consultant. Frederic W. Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to their engagement by the Committee. During fiscal year 2010, Frederic W. Cook was responsible for providing information on new laws and regulations pertaining to the Committee, providing general industry compensation practices for consideration by the Committee, providing recommendations for NEO and director compensation, performing independent assessments of management recommendations brought before the Committee, and reviewing current executive compensation programs for risk. Frederic W. Cook participated in all meetings of the Committee during the fiscal year. The Company paid approximately $107,000 to Frederic W. Cook for these services in fiscal year 2010.

Benchmarking Compensation

     Each year, the Company commissions benchmarking studies of compensation levels for executive positions to help inform the Committee’s decisions and monitor the Company’s executive compensation programs. Benchmarking studies for compensation effective in fiscal year 2010 were conducted by two consultants. NEO peer market analysis was performed for the Company by Frederic W. Cook. General industry market analysis for NEO and other executive compensation was performed for the Company by Towers Watson & Company.

     The combined studies provided three distinct types of analyses:
  Peer Market Analysis (from proxy statements of peer companies);

  Technical Industry Market Survey Analysis (cross industry surveys for companies of similar size); and

  Internal Comparisons.
     Salary, cash incentive compensation, and long-term stock incentives are considered in these analyses, as is the interaction/combination of the elements. Specifically, total cash compensation at Target performance (salary plus cash incentives assuming the Company achieves targeted metrics) and total direct compensation (salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics) are reviewed, and the totals may impact decisions on individual elements.

     For fiscal year 2010, peer comparisons were performed against sixteen publicly traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Affiliated Computer Services
Broadridge Financial Solutions	Ciber, Inc.*
Cognizant Technical Solutions*	Harris Corporation*
ManTech International Corp	Maximus, Inc.
MPS Group, Inc	Perot Systems Corporation
SAIC, Inc.	Sapient Corporation
SRA International, Inc.	Stanley, Inc.*
Sykes Enterprises, Inc.	Unisys Corporation

     The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2010, three companies were removed: BearingPoint, Inc., iGate Corporation, and SI International, Inc. Four additional companies (designated by * above) that have similar size and/or industry similarities were added in order to maintain a broad range of peer companies.

     Due predominantly to the economy and its impact on the peer companies, some of the companies in the peer group froze or lowered compensation levels from the prior year, and some replaced executives at much lower compensation levels. Combined with the impact of the peer company changes made for fiscal year 2010, the data showed large variances from the data used as the basis for fiscal year 2009 compensation. Therefore, in order not to give undue weight to fluctuations resulting from an uncertain economic environment, the Company determined that it was appropriate to use two years worth of data to provide a broader view of peer compensation practices.

Analysis of the Company’s Executive Compensation Programs

     The following section provides details on each element of the Company’s executive compensation programs. It illustrates how each element accomplishes the established objectives and how these elements, in total, match the Company’s compensation philosophy. Where applicable, interactions between the individual elements are also discussed.

     Based upon these analyses, all compensation decisions for NEOs made for fiscal year 2010 compensation were consistent and in line with the guiding principles.

Base Salary Program

     Consistent with the Company’s intention of delivering compensation that is linked to corporate and individual performance, base salaries are intended to constitute a relatively small portion of total compensation (approximately 25%). NEO base salaries are not at risk to the executive. Targeted at the 50th percentile of the competitive market, base salaries are intended to compensate the executive for the basic market value of the position.

     The following changes were made to base salary compensation for fiscal year 2010:

NEO	Salary Change – FY09 to FY10
J.P. London	3.9%
Paul M. Cofoni	3.9%
William M. Fairl	3.9%
Randall C. Fuerst	5.6%
Thomas A. Mutryn	16.4%

     For Dr. London, Mr. Cofoni, and Mr. Fairl, based on the benchmarking studies, the Committee determined that the salaries were in line with the comparables based upon their roles and the Company’s compensation philosophy, and the 3.9% increase was based on the average company-wide increase provided to employees.

     For Messrs. Fuerst and Mutryn, the Committee determined that their base salaries were below the 50th percentile of the competitive market, and these increases brought their base salaries to the 50th percentile.

     Further in regards to Mr. Mutryn, the size of the increase was partially based on the elimination of an incentive plan from prior fiscal years. Until November 2008, Mr. Mutryn was eligible for acquisition bonuses based upon the trailing twelve month revenue of the acquired company at the time of the acquisition and the actual twelve month earnings before interest and taxes after the acquisition. This acquisition bonus plan was discontinued by the Committee due to a determination that the incentive it once provided was no longer required. This incentive plan was in past years considered as part of his overall cash compensation and as furthering the Company’s stated philosophy to provide total cash compensation at the 75th percentile of the competitive market. As a result in fiscal year 2009, Mr. Mutryn’s base salary was set below the 50th percentile (the 25th percentile was used as the basis). With the elimination of this plan, Mr. Mutryn’s base salary for fiscal year 2010 was increased to the 50th percentile of the competitive market, in line with the Company’s stated philosophy.

Incentive Compensation Plan

     In addition to base salary, the Company provides a quarterly and annual incentive compensation program. It is the Committee’s intent to tie a significant portion of compensation to Company performance and to pre-established individual objectives.

     Incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established performance metrics. This philosophy enables CACI to compete for and retain top-level talent and, combined with midpoint base salaries, ensures a significant portion of compensation is at-risk to maintain a pay-for-performance mentality.

     Target corporate performance metrics are approved by the Committee. These metrics provide annual targets and are comprised of quarterly targets. Approved corporate targets flow down through the organization to the business unit level in the case of executives below the NEO level. It is the Committee’s intention that these corporate targets be aligned with CACI’s five year strategic plan, be challenging to achieve and that their achievement place CACI in the 75th percentile of performance in the competitive market, which matches the targeted compensation level. Five year performance vs. target metrics is analyzed as part of this process to validate the Company’s planning process and to ensure that the metrics support the compensation philosophy. Below is a summary of the Company’s performance vs. its corporate net after tax profitability goal (which is the primary metric reviewed by the Committee in this regard) for the last five fiscal years:

Fiscal Year	Performance Above/(Below) Target
2006	(2.2%)
2007	(18.4%)
2008	0.9%
2009	2.2%
2010	5.4%

     Lower, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation amounts are also established. As it is not the intention of the Committee to incentivize low performance levels, Cut compensation amounts are set below market levels. Stretch compensation amounts are set at up to the 90th percentile of the market. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels (i.e. between Cut and Target and between Target and Stretch) on a straight-line basis. Above Stretch levels, bonus payouts are calculated as a percentage of the NEO’s respective metric performance; for example, in fiscal year 2010, Mr. Cofoni was entitled to receive 2.0% of the Company’s net after tax profitability (NATP) above the Stretch metric.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2010, Cut metrics were set 5.0% below Target metrics, and Stretch metrics were set 4.0% above Target metrics. The Committee believes that these ranges provided a challenging upper range and a reasonable lower threshold.

     The following fiscal year 2010 NEO performance metrics and target bonus levels were approved by the Committee:

	Target
NEO	Bonus	Metrics
J.P. London	$500,000	CACI net after tax profitability
Chairman of the Board and
Executive Chairman
Paul M. Cofoni	$1,192,500	CACI net after tax profitability
President and Chief Executive Officer
William M. Fairl	$900,000	CACI net after tax profitability, individual
Chief Operating Officer,		performance objectives
President, U.S. Operations
CACI, INC.-FEDERAL
Randall C. Fuerst	$517,500	CACI net after tax profitability, individual
Chief Operating Officer,		performance objectives
CACI, INC.-FEDERAL
Thomas A. Mutryn	$405,000	CACI net after tax profitability, individual
Executive Vice President, Chief		performance objectives
Financial Officer and Treasurer

     For Dr. London and Messrs. Cofoni, Fairl and Fuerst, the Committee determined, based on the benchmarking studies, that the target bonus levels were in line with the comparables based upon their roles and the Company’s compensation philosophy, and that no increase from fiscal year 2009 levels was warranted.

     For Mr. Mutryn, the Committee determined, based on the benchmarking studies, that his existing target bonus level was below the comparables, and his fiscal year 2010 level was raised 3.4% from his fiscal year 2009 level.

     The profitability metric in the table above is expressed on a net after-tax basis due to its use in the Company’s planning and budgeting processes. The NATP metric that the Company uses for determining payments under the Company’s incentive compensation plan has historically been the same as the Company’s audited net income. Although the Company’s Compensation Committee and Chief Executive Officer have the ability to make adjustments for extraordinary items, they did not do so in fiscal year 2010. Accordingly, for fiscal year 2010, NATP was the same as the Company’s audited net income in all bonus computations that used NATP as a metric.

     In fiscal year 2010, the Company used corporate NATP as the primary metric for all NEOs to ensure focus on overall company profitability, the primary indicator of the Company’s performance that is controlled by the Company. This same metric was used throughout the Company and provided alignment of activities across the organization. The Committee also reviews and considers performance against other metrics such as Stock Price, Earnings per Share, Revenue, Bookings, Operating Margin, Return on Equity, Return on Invested Capital, and Day Sales Outstanding, and annually reviews whether changes are needed to incentive programs to provide more focus on other metrics. No changes were made from fiscal year 2009 to fiscal year 2010, as corporate NATP performance was deemed to be the most desirable area of incentive. However, as discussed in the “Special Achievement Bonus” section below, special incentives were established mid-year for Earnings per Share and Bookings, as well as for Net New Hires (employees hired less employees who left the company).

     Once the objective metrics are established, individual incentive programs are then established for each NEO, with the performance metrics intended to focus each executive on the aspects of the business over which he or she has the most direct influence, while also aligning performance to overall company goals. For Dr. London and Mr. Cofoni, their plans are entirely based on the bottom-line profitability of the Company. For Messrs. Fairl, Fuerst, and Mutryn, additional individual performance objectives were assigned.

     For fiscal year 2010, Mr. Fairl’s specific objectives were in the areas of reinforcing CACI’s internal infrastructure, retention of existing business, pursuit of new business, achieving a certain level of new hires, achieving a target organic growth level, and the development of long-term programs to assist in increasing shareholder value. Mr. Fuerst’s specific objectives were in the areas of retention of existing business, margin improvement, and the pursuit of new business. Mr. Mutryn’s specific objectives were in the areas of cash management, corporate development, indirect cost control, corporate compliance, and the development of long-term programs to assist in increasing shareholder value. For each of the NEOs, each specific objective carried approximately equal weight. Although objectives may be modified during the year to reflect changing business conditions, no changes were made to objectives for Messrs. Fairl, Fuerst, and Mutryn during fiscal year 2010.

     Measurement of the individual performance objectives is calculated on both a quarterly and annual basis. Measurement is calculated first by the NEO’s direct supervisor. The Chief Executive Officer provides the final review on all ratings. In the case of Mr. Fuerst, Mr. Fairl performs the initial assessment as the direct supervisor, followed by Mr. Cofoni. For Messrs. Fairl and Mutryn, Mr. Cofoni performs the assessment himself as the direct supervisor. The Committee reviews the quarterly and annual payment amounts for all NEOs at its quarterly meetings but does not directly approve the ratings of performance objectives. Where possible, achievement of performance objectives is measured through objective data. For performance objectives that do not have objective metrics, subjective measurement is used. It is possible for an individual rating to be above 100% if the performance exceeded the goal, but the overall rating for the measurement period cannot be greater than 100%. When calculating cash incentive bonuses, the ratings from the objectives are a “gating factor” that is applied to the entire performance bonus. For example, if a NEO was due to receive a $10,000 cash incentive bonus based upon the Company’s performance against its established objectives and he received a 95% cumulative rating on his individual performance objectives, the NEO would receive $9,500, or 95% of $10,000. If none of the NEO’s individual performance objectives was met, the NEO would receive a score of 0% and he/she would not receive a cash incentive bonus for that measurement period, regardless of how the Company performed. For each quarter during fiscal year 2010 and for the full fiscal year, Messrs Fairl, Fuerst and Mutryn achieved ratings on their individual performance objectives of between 95% and 100%.

     Incentive compensation is measured and paid out on a quarterly and annual basis. Sixty percent of the overall award is attributable to attaining the annual performance goals, as primary importance is placed on annual performance. Forty percent is attributable to quarterly goals with a 10% overall weighting placed on each quarter to ensure focus upon short-term performance required to attain annual goals. Performance relative to the CACI net after tax profitability metric is delineated below on both a quarterly basis and for fiscal year 2010:

Quarter 1	Quarter 2	Quarter 3	Quarter 4	Annual
Above Stretch	Above Stretch	Between	Above Stretch	Above Stretch
Threshold	Threshold	Target and	Threshold	Threshold
Stretch
Thresholds

     Corporate performance metrics may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2010, no modifications were made.

     The CEO and the Committee each have the authority to lower annual and quarterly bonuses based on events that impact the Company’s financial results. For fiscal year 2010, the CEO directed an 8.5% bonus reduction for all fourth quarter and annual bonuses paid to employees with incentive compensation tied to the Company’s NATP. The reduction was due to certain contract-related issues that caused a financial reserve to be recorded. This 8.5% reduction was applied to all NEOs, including the CEO.

     CACI has a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act. The policy covers incentive awards to “officers” (as defined in Section 16 of the Securities and Exchange Act of 1934), and began in fiscal year 2010. Under the policy, in the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. In comparison, the clawback feature of Section 304 of the Sarbanes-Oxley Act is limited to the chief executive and chief financial officers and must be based on material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws With the recent passage of the Dodd-Frank Act, the Committee plans to review the existing clawback policy and revise it as necessary to ensure the Company is compliant with applicable law.

Special Achievement Bonuses

     When business conditions warrant it, Special Achievement Bonuses (SABs) can be implemented under the Company’s bonus policy to incentivize personnel to accomplish identified key management actions which will accelerate achievement of goals and objectives. This type of bonus is not intended as a reward for an employee’s day-to-day performance against his or her job description, nor is it intended to supplement an employee’s base salary. At the November 2009 Compensation Committee meeting, the Committee implemented SABs for Messrs. Fairl, Fuerst, and Mutryn as an incentive to accelerate the achievement of specific goals that would benefit the Company in both the short term and the long term. Specifically, targets were established for fiscal year 2010 Earnings per Share (EPS), Bookings, and Net New Hires (employees hired less employees who left the company). The EPS and Bookings goals were set above the Company’s Stretch level targets, and the Net New Hire goal was set at a level to enable the future achievement of targeted fiscal year 2011 growth. As these metrics were considered independent in terms of their achievability, they were weighted at 1/3rd of the bonus potential for each person. As a result, if two of the metrics were achieved and one was not, each person would have received 2/3rds of the total bonus potential.

     The established bonus levels were: $125,000 for Mr. Fairl, $100,000 for Mr. Mutryn, and $75,000 for Mr. Fuerst. All three goals were achieved in fiscal year 2010, so the full bonus potential was realized and paid. However, the amounts were reduced by 8.5% as part of the CEO-mandated reduction of annual bonuses discussed above. Therefore, final payment amounts were: $114,375 for Mr. Fairl, $91,500 for Mr. Mutryn, and $68,625 for Mr. Fuerst.

Long-Term Incentive Stock Plan

     The 2006 Stock Incentive Plan is designed to promote the long-term growth and profitability of the Company by:
  providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and

  enabling the Company to attract, retain and reward key executives.
     In fiscal year 2010, senior officers of CACI received a grant that was based entirely on performance-based restricted stock units (RSUs). This allotment was a change from fiscal year 2009 when grants were comprised of 30% stock-settled stock appreciation rights (SSARs) and 70% performance-based RSUs. Performance-based RSUs replaced SSARs in order to provide more incentive to achieve company goals, grow the company, and increase shareholder value as a result. The higher percentage of performance-based RSUs also reflected the goal of making the grants primarily performance-based and tied to company performance, rather than based on factors not entirely within the executives’ control.

     Performance-based RSUs issued in fiscal year 2010 had the following conditions:
  Performance is based upon net after tax profitability performance against fiscal year 2010 targets;

  150% of the target shares vest with the achievement of Stretch thresholds;

  50% of the target shares vest with the achievement of Cut threshold;

  25% of the target shares vest with the achievement of an absolute Minimum threshold, set to “real growth” of the company, which was 3.9% above fiscal year 2009 net after tax profitability performance (3.9% was used as it was the average salary increase used across the company);

  No shares vest for not achieving the Minimum threshold;

  For performance between Minimum and Cut thresholds, Cut and Target thresholds or Target and Stretch thresholds, a pro-rated number of shares vest, between 25% and 150% of Target shares, as appropriate, based on the performance achieved; and

  Participants must remain employed until the end of fiscal year 2010 or else the grant is forfeited.
     The Committee relies on the benchmarking analysis described above in connection with equity awards. However, because of the difficulty of separately benchmarking long-term incentive values, which have wide variances across companies and industries, the Committee uses total direct compensation – salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics – as the foundation for determining the size of equity awards.

     The Committee targets grant sizes that would place the NEO’s total direct compensation at the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established performance metrics. This range is based upon the previously discussed method of setting non-equity incentive bonus payouts to provide total cash compensation at the 75th percentile of the competitive market for achieving targeted performance. For Messrs. Cofoni, Fairl, Fuerst, and Mutryn, the fiscal year 2010 long-term incentive (LTI) value was set based on this method. For Dr. London, the analysis showed that using the same LTI as his fiscal year 2009 grant was 7.5% above the benchmarking data; but rather than lowering his LTI grant from the prior year’s level, his fiscal year 2010 grant was set to the same level as fiscal year 2009.

     The annual grant date is established by the Committee when the grants are approved. To the extent practicable, grant dates are established to eliminate the likelihood that there will be any material non-public information at that time. For fiscal year 2010, the Committee approved grants at its quarterly meeting in August 2009, and the grant date was established as three full trading days after the release of the Company’s fiscal year 2009 earnings. This method is intended to ensure that no material non-public information exists at the time of the grants.

     Stock grantees over age 62 as of July 1, 2008 (“grandfathered employees”) and who retire at or above age 65 vest in all stock upon retirement with the exception of performance-based RSUs that are still in their measurement period (which are forfeited upon retirement). Non-grandfathered executives who retire at age 62 or older vest in a pro-rated portion of the shares based upon their number of months of service after the grant date divided by the full vesting timeframe with the exception of performance-based RSUs that are still in their measurement period (which are forfeited upon retirement). Dr. London is the only grandfathered executive among the NEOs.

     Beginning in fiscal year 2010, CACI’s performance-based award grant agreements also implemented the approved clawback policy discussed above. In the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of resultant stock awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. The language also provides for forfeiture if an executive engages in activities detrimental to CACI and is terminated for cause (or if such conditions were discovered after the executive’s employment ends and would have triggered a termination for cause).

     For fiscal year 2010, the Committee approved modifications to the Company’s stock grant agreements. The definition of “Change in Control” was revised so that with respect to a merger, the triggering event constituting a Change in Control is the actual consummation of a merger, rather than the approval of the merger by the Company’s stockholders as the definition had previously provided. In addition, the Committee approved a change to the vesting acceleration in the event of a Change in Control from a “single trigger” under which vesting accelerated immediately upon a Change in Control to a “double trigger” under which vesting accelerates only upon a Change in Control and involuntary termination without cause or resignation for good reason. The double trigger applies to all grants awarded July 1, 2010 and beyond. The Company’s 2006 Stock Incentive Plan and Management Stock Purchase Plan were modified to reflect these changes.

Stock Ownership Requirements

     The Committee has adopted executive stock ownership requirements for its senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. Requirements are based on a fixed number of fully owned shares. The amount of shares for each level, which range from 100,000 for the CEO to 5,000 for senior vice presidents, is reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of the Company’s shareholders. The CEO’s current required level equates to approximately six times his salary, which is above benchmarked levels of five times salary (based upon review of industry studies from Equilar, PricewaterhouseCoopers, and others). Until an executive meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell.

     Shareholdings are measured annually to determine compliance with the plan. If the senior officer does not meet the required level at the annual measurement date, then he/she is ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level is reached, and for an additional one-year period thereafter. All NEOs met their required stock holding requirement as of June 30, 2010.

Management Stock Purchase Plan

     The Company offers a Management Stock Purchase Plan (MSPP) in order to promote the long-term growth and profitability of the Company by: (i) providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; (ii) enabling executives to meet their mandated stock ownership requirements; and (iii) enabling the Company to attract, retain and reward key executives. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by: (i) allowing the voluntary deferral of up to 100% of their annual bonuses into RSUs of the Company’s common stock and (ii) providing such executives with economic incentives to defer some or all of their annual bonuses to acquire shares of the Company’s common stock. All deferred shares are bought at a discount of up to 15%, as determined annually by the Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Committee determines. The amount of the discount to fair market value and matching grant is determined by the Committee no later than December 31 of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2010, the Committee approved a 15% discount with no matching.

     The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Benefits and Executive Perquisites

     In addition to the MSPP described above, executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees who are eligible for participation. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of its executives based on the amount of each executive’s contributions to the 401(k) plan.

     The Company offers a non-qualified deferred compensation plan in order to encourage executive officers to save for their retirement. Eligible executives, which include all NEOs, may elect to contribute up to 50% of their base salary and 100% of their bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in Section 401(a)(17) of the Internal Revenue Code (IRC) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects (no discretionary contributions were made in fiscal year 2010).

     Mr. Cofoni and Dr. London each receive a $25,000 discretionary benefit allowance per calendar year to be used for business or personal expenses. All NEOs are entitled to receive a Company-provided automobile. In addition, all NEOs are eligible for annual financial planning services provided by a Company-selected provider. These benefits were selected by the Committee based on competitive practice for each level. All personal benefit received from these items is fully taxable as ordinary income.

     Dr. London and Mr. Cofoni have lifetime medical agreements that provide lifetime participation in the Company’s executive medical plan for themselves and their spouses to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

     The CACI International Inc Supplemental Executive Retirement Plan (SERP) is only provided to Mr. Cofoni. The Company provides no other executive a SERP and does not anticipate doing so in the future. This benefit was provided to Mr. Cofoni to partially offset the loss of his SERP benefit from his previous employer in order to acquire his services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent.

     The Company has entered into employment and severance agreements with all NEOs for the purpose of providing those executives with a degree of security that will increase the chances that they will remain with the Company. The Company believes that appropriate severance arrangements are necessary in order to attract and retain these key executives. In addition, the Company pays certain amounts to these executives if they are terminated without cause by the Company or resign for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with market practices. Furthermore, this program is intended to encourage retention in the face of an actual or potential change in control and to align executive and shareholder interests. Furthermore, the program seeks to align executive and shareholder interests by allowing top executives to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact the executive’s employment.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section.

     All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations affecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans meet such requirements. In fiscal year 2010, the decisions of the Committee were impacted by regulatory requirements in the following ways:
  IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our CEO and the three other most highly compensated named executive officers (other than our CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance based compensation meeting the IRC’s requirements, and, as such, is fully deductible. As much as is possible, the Committee sets compensation to be performance-based in order to take advantage of allowed deductibility (and to encourage performance, as discussed above). To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible.
  Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718): The Company adopted ASC 718 beginning in fiscal year 2006. In determining SSAR and RSU awards, the Committee considers the potential expense of those programs under ASC 718 and the financial impact on planned company targets.
Risk Assessment

     During fiscal year 2010, the Company’s Chief Risk Officer, who attended all meetings of the Committee during the fiscal year, performed an internal assessment of the Company’s executive compensation risk profile. The Committee also engaged Frederic W. Cook, the Committee’s independent consultant, to perform an independent risk assessment of the Company’s executive compensation programs with a focus on determining if the programs incented excessive risk-taking. The results of these analyses were findings that the executive compensation programs are appropriately structured to support a low risk profile.

     As a part of these risk assessments, the Chief Risk Officer and Frederic W. Cook made the following findings for fiscal year 2010:
  The Board and the Compensation Committee exercise close oversight over the performance measures utilized by the Incentive Compensation Plan and the Long-Term Incentive Stock Plan, which in combination serve to balance short-term and long-term performance requirements, and enhance shareholder value;

  The performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the long-term incentive plan;

  The primary short-term and long-term incentive metric is the net income of the company, including the impact of bonus payments and all events that financially impact the Company;

  While only one primary objective metric is used in compensation programs, the use of individual performance objectives provides an adequate balance;

  Metrics not currently used in compensation plans are appropriately reviewed to determine if changes are required to incentive plans;

  The balance of total compensation is more heavily weighted to long-term incentives, and increasing the shareholder value over the long-term provides the maximum incentive value;

  While only one year is currently used for performance measurements in the Long-Term Incentive Stock Plan, vesting the stock over a four-year period ensures long-term focus and reduces the risk of an employee unduly benefiting from short-term decisions; the prior practice of allowing executives who retire at the age of 65 or over to vest in all stock upon retirement raised this risk, but this risk was reduced when this benefit was eliminated in 2008 for employees who were not 62 years or older as of July 1, 2008, a group that included the CEO;

  Stock holding requirements are above industry benchmarks, and promote long-term ownership of the Company; and

  The Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short or long-term compensation. For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Conclusions

     The Company and the Committee regularly consider whether the total compensation program meets the objectives established for it. The Company and the Committee believe that the Company’s executive compensation programs are reasonable, appropriate, do not promote undue risk-taking, and are in the best interests of shareholders for the following reasons:
  Competitive benchmarking indicates that executive cash compensation levels (both base salaries and total compensation) are administered in a manner consistent with the Company’s total compensation philosophy;

  Total compensation is variable and predicated upon Company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, which takes the form of formula-based annual cash incentive awards and equity awards in the form of performance-based RSUs;

  Executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards, annual incentive deferrals and significant stock ownership requirements; and

  The Company’s executive retention objectives are achieved at reasonable cost through severance and change-in-control agreements, vesting schedules for equity awards, and, with respect to Mr. Cofoni, the SERP.
COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2010. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2010 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Dan R. Bannister	James S. Gilmore III
Richard L. Leatherwood	James L. Pavitt
Charles P. Revoile

EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the NEOs for the fiscal years 2010, 2009 and 2008. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary Compensation

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)		(j)
									Change in
									Pension
									Value and
									Non-Qualified
						Option/		Non-Equity	Deferred
Name and				Stock		SSAR		Incentive Plan	Compensation	All Other
Principal Position		Salary	Bonus	Awards		Awards		Compensation	Earnings	Compensation		Total
(during FY10)	Year	($)(1)	($)(2)	$(3)		($)(3)		($)(4)	($)(5)	($)(6)		($)
J.P. London	2010	$535,085	$—	$719,869		$—		$660,571	$—	$126,351	(7)	$2,041,876
Chairman of the Board	2009	515,000	—	720,162		—		581,446	—	111,995		1,928,603
and Executive Chairman	2008	500,000	—	720,243		—		564,769	—	79,654		1,864,666

Paul M. Cofoni	2010	727,300	—	1,999,840		—		1,756,226	413,301	193,637	(8)	5,090,304
President and Chief	2009	700,000	—	1,416,766	(12)	1,228,620	(12)	1,549,092	191,892	221,521		5,307,891
Executive Officer	2008	675,000	—	—	(12)	—	(12)	1,414,335	166,379	85,086		2,340,800

William M. Fairl	2010	493,525	—	750,169		—		1,423,170	—	146,332	(9)	2,813,196
President,	2009	475,000	30,000	444,734		188,320		1,169,693	—	160,233		2,467,980
U.S. Operations	2008	425,000	—	240,244		1,016,550		907,814	—	69,091		2,658,699
CACI, INC.-FEDERAL

Thomas A. Mutryn	2010	390,000	—	1,100,004		—		719,702	—	96,962	(10)	2,306,668
Executive	2009	335,000	—	463,818		206,816		726,264	—	103,188		1,835,086
Vice President,	2008	312,000	—	180,183		419,950		758,400	—	28,273		1,698,806
Chief Financial
Officer and Treasurer

Randall C. Fuerst	2010	380,000	—	584,893		—		841,818	—	84,803	(11)	1,891,514
Chief Operating Officer,	2009	360,000	—	343,052		145,520		678,493	—	82,112		1,609,177
U.S. Operations,	2008	350,000	—	186,042		890,750		704,666	—	45,207		2,176,665
CACI, INC. FEDERAL
____________________

(1)	Amounts reported in the Salary column represent base salary earned in fiscal years 2010, 2009, or 2008.

(2)	With the exception of a payment in fiscal year 2009 to reward Mr. Fairl during his service as Acting Chief Executive Officer during Mr. Cofoni’s absence for health-related reasons, the Company did not make non-performance based bonus payments to any NEOs in fiscal years 2010, 2009, or 2008.

(3)	The amounts reported in the Stock Awards and Option/SSAR Awards columns represent the aggregate grant date fair value of each restricted stock unit and SSAR award granted during such year, as computed in accordance with ASC 718. See Note 22 of the Company’s audited financial statements for the fiscal year ended June 30, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 25, 2010. RSUs awarded during fiscal years 2009 and 2010 to Messrs Cofoni, Fairl, Mutryn, and Fuerst contain performance conditions. Grant date values included in column (e) for such awards are computed based upon the probable outcome of the performance conditions as of the date of grant. Based on the Company’s performance during the year ended June 30, 2010, the highest (Stretch) level of units was awarded. Such Stretch level of units is reflected on the Outstanding Equity Awards at Fiscal Year-End table. The awards in the Option/SSAR Awards column are not subject to performance conditions.

(4)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent incentive compensation earned in fiscal years 2010, 2009, or 2008.

(5)	The value listed in this column represents the change in the present value of accumulated benefits during fiscal years 2010, 2009, or 2008. The value is an actuarial estimate of the cost of pension benefits for the named executive officer and does not reflect a current cash cost to the Company or the pension benefit that the executive would receive.

(6)	As detailed further in the footnotes below, the values in this column may include:

	(i)	Annual perquisite allowance provided to both the Chairman of the Board and the Chief Executive Officer (Perq Allowance);

	(ii)	5% Company contribution to non-qualified deferred compensation plan made on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (NQDC Contribution);

	(iii)	vacation accrual balance cashed out (Vacation Cash-out);

	(iv)	automobile allowance and other automobile expenses based on IRS Publication 15-B guidelines, as reported on the NEO’s 2009 Form W-2, Wage and Tax Statement (Automobile Expenses);

	(v)	reimbursement of expenses under an executive medical supplement plan (Executive Medical);

	(vi)	premiums paid by the Company for a long-term care insurance policy (LTC Premiums);

	(vii)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match);

	(viii)	Value of discount granted under the Company’s Management Stock Purchase Plan by giving a 15% discount on the stock price at the grant date (MSPP Discount); and/or

	(ix)	tax and investment counseling and advice services (Tax and Investment Services).

(7)	Includes the following amounts for fiscal year 2010: $25,000 Perq Allowance, $36,777 NQDC Contributions; $17,019 Vacation Cash-out; $19,434 Automobile Expenses; $1,569 Executive Medical; $2,214 LTC Premiums; $7,350 401(k) Match; and $16,988 Tax and Investment Services.

(8)	Includes the following amounts for fiscal year 2010: $18,307 Perq Allowance; $106,131 NQDC Contributions; $3,811 Automobile Expenses; $3,948 Executive Medical; $5,159 LTC Premiums; $7,350 401(k) Match; $32,531 MSPP Discount; and $16,400 Tax and Investment Services.

(9)	Includes the following amounts for fiscal year 2010: $74,020 NQDC Contributions; $8,620 Vacation Cash-out; $10,830 Automobile Expenses; $4,727 LTC Premiums; $7,115 401(k) Match; $24,625 MSPP Discount; and $16,395 Tax and Investment Services.

(10)	Includes the following amounts for fiscal year 2010: $35,251 NQDC Contributions; $18,678 Vacation Cash-out; $13,275 Automobile Expenses; $4,169 Executive Medical; $3,582 LTC Premiums; $8,511 401(k) Match; and $13,496 MSPP Discount.

(11)	Includes the following amounts for fiscal year 2010: $40,156 NQDC Contributions; $3,563 Automobile Expenses; $3,056 LTC Premiums; $7,474 401(k) Match; $14,167 MSPP Discount; and $16,387 Tax and Investment Services.

(12)	When it came to the attention of the Company in September 2008 that Mr. Cofoni had received equity awards in calendar year 2007 in excess of the calendar year limit provided for in the 2006 Stock Incentive Plan, the awards in excess of the limit (7,370 RSUs and 45,400 SSARs) were cancelled (with the consent of Mr. Cofoni). Subsequently, the Compensation Committee of the Board authorized the grant on September 19, 2008 to Mr. Cofoni of 7,370 RSUs and 45,400 SSARs (which were within the permissible 2006 Stock Incentive Plan limit for calendar year 2008) to replace those cancelled. The exercise price of the replacement SSAR grant is $49.78, which was equal to the closing price per share on the date of grant and is in excess of the $48.83 price per share for the original grant. The other terms and conditions are the same as those of the cancelled awards. The amounts in columns (e) and (f) do not reflect the grants originally made in calendar year 2007 (fiscal year 2008) as they were cancelled and do reflect the subsequent grants made in September 2008 (fiscal year 2009).

Grant of Plan-Based Awards

								All Other	Grant Date
								Stock	Fair Value
								Awards:	of Stock
					Estimated Future Payouts			Number	and
		Estimated Future Payouts Under			Under Equity Incentive Plan			of Shares	Option/
		Non-Equity Incentive Awards(1)			Awards(2)			of Stock	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
J.P. London		$125,000	$500,000	$625,000
	8/18/09							15,680	$719,869
Paul M. Cofoni		331,000	1,192,500	1,815,000
	8/18/09				21,780	43,560	65,340		1,999,840
William M. Fairl		250,000	900,000	1,500,000
	8/18/09				8,170	16,340	24,510		750,169
Thomas A. Mutryn		115,000	405,000	727,000
	8/18/09				11,980	23,960	35,940		1,100,004
Randall C. Fuerst		144,000	517,500	867,000
	8/18/09				6,370	12,740	19,110		584,893
____________________

(1)	These amounts represent potential payouts under the 2010 incentive plan. The Maximum amount in column (e) represents the bonus amount for each NEO at Stretch and includes Special Achievement Bonuses for Messrs. Fairl, Mutryn, and Fuerst which were described previously in the Compensation Discussion and Analysis – Special Achievement Bonuses section. For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch. Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent performance-based RSU grants to NEOs in fiscal year 2010.

(3)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2010 determined pursuant to ASC 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity		Equity Incentive
									Incentive		Plan Awards:
						Number			Plan Awards:		Market or
	Number of	Number of				of Shares			Number of		Payout Value of
	Securities	Securities				or Units of		Market Value	Unearned		Unearned
	Underlying	Underlying				Stock		of Shares or	Shares, Units		Shares, Units or
	Unexercised	Unexercised	Option			That		Units of Stock	or Other Rights		Other Rights
	Options	Options	Exercise		Option	Have Not		That Have	That Have Not		That Have Not
	(#)	(#)	Price		Expiration	Vested		Not Vested(1)	Vested(2)		Vested(1)
Name	Exercisable	Unexercisable	($)		Date	(#)		($)	(#)		($)
(a)	(b)	(c)	(e)		(f)	(g)		(h)	(i)		(j)
J.P. London	56,100	—	$21.40		6/30/11	14,750	(13)	$626,580
	70,000	—	36.13		6/30/12	14,590	(15)	619,783
	24,730	16,488	62.48	(3)	8/16/12	15,680	(19)	666,086
	5,000	—	41.97		3/17/11
	125,000	—	34.10		6/30/13
	7,845	18,305	54.39	(4)	7/20/13
	71,875	—	40.00		6/30/11

Paul M. Cofoni	149,400	99,600	64.22	(5)	8/14/12	7,370	(16)	313,078
	6,000	14,000	54.39	(4)	7/20/13				31,905	(14)	$1,355,324
	—	300,000	50.43	(7)	6/19/14				65,340	(18)	2,775,643
	4,540	40,860	49.78	(11)	9/18/15
	5,220	20,880	49.36	(10)	8/17/15

William M. Fairl	4,000	—	36.13		6/30/12	4,920	(13)	209,002
	11,527	7,685	62.48	(3)	8/16/12				13,515	(14)	574,117
	22,915	—	34.10		6/30/13				24,510	(18)	1,014,185
	4,170	9,730	54.39	(4)	7/20/13
	23,750	—	40.00		6/30/11
	3,030	27,270	48.83	(6)	7/1/14
	—	25,000	48.83	(8)	7/1/14
	2,200	8,800	49.36	(10)	8/17/15

Thomas A. Mutryn	3,600	8,400	53.65	(9)	9/17/13	3,690	(13)	156,751
	2,270	20,430	48.83	(6)	7/1/14				8,085	(14)	343,451
	1,320	5,280	49.36	(10)	8/17/15				7,875	(17)	334,530
	1,280	5,120	37.67	(12)	11/20/15				35,940	(18)	1,526,731

Randall C. Fuerst	10,000	—	63.20		1/4/12	3,810	(13)	161,849
	8,734	5,824	62.48	(3)	8/16/12				10,425	(14)	442,854
	2,940	6,860	54.39	(4)	7/20/13				19,110	(18)	811,793
	2,350	21,150	48.83	(6)	7/1/14
	—	25,000	48.83	(8)	7/1/14
	1,700	6,800	49.36	(10)	8/17/15
____________________

(1)	Based on the $42.48 closing price of the Company’s common stock on June 30, 2010.

(2)	Stock awards granted on August 18, 2008 and August 18, 2009 contained performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2010. Based on the Company’s actual results for the year ended June 30, 2010, the maximum number of units was awarded. The amounts in column (i) reflect such maximum number.

(3)	Stock options granted on August 17, 2005 and which were not exercisable at June 30, 2010 became exercisable on August 16, 2010.

(4)	Stock options granted on July 21, 2006 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 42.9% on July 20, 2010, and 57.1% on July 20, 2011.

(5)	Stock options granted on August 15, 2005 and which were not exercisable at June 30, 2010 became exercisable on August 14, 2010.

(6)	SSARs granted on July 2, 2007 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 22.2% on July 1, 2010, 33.3% on July 1, 2011, and 44.5% on July 1, 2012.

(7)	SSARs granted on June 20, 2007 become exercisable on an accelerated schedule based on stock price targets: $60 - 40,000 shares; $70 - 50,000 shares; $80 - 60,000 shares; $90 - 70,000 shares; $100 - 80,000 shares. To the extent shares have not vested, 100% of those unvested shares will vest on June 19, 2012.

(8)	SSARs granted on July 2, 2007 vest on an accelerated schedule based on stock price targets: $60 - 3,333 shares; $70 - 4,167 shares; $80 - 5,000 shares; $90 - 5,833 shares; $100 - 6,667 shares. To the extent shares have not vested, 100% of those unvested shares will vest on July 1, 2012.

(9)	Stock options granted on September 18, 2006 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 42.9% on September 17, 2010, and 57.1% on September 17, 2011.

(10)	SSARs granted on August 18, 2008 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 25% on August 18, 2010, 25% on August 18, 2011, 25% on August 18, 2012, and 25% on August 18, 2013.

(11)	SSARs granted on September 19, 2008 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 22.2% on September 18, 2010, 33.3% on September 18, 2011, and 44.5% on September 18, 2012.

(12)	SSARs granted on November 20, 2008 and which were not exercisable at June 30, 2010 became or will become exercisable as follows: 25.0% on August 18, 2010, 25.0% on August 18, 2011, 25.0% on August 18, 2012, and 25.0% on August 18, 2013.

(13)	Stock awards granted on July 2, 2007 vest on July 1, 2010.

(14)	Stock awards granted on August 18, 2008 vest as follows: 33.3% on August 25, 2010, 33.3% on August 18, 2011, and 33.4% on August 18, 2012.

(15)	Stock awards granted on August 18, 2008 vest on August 18, 2011.

(16)	Stock awards granted on September 19, 2008 vest on September 18, 2011.

(17)	Stock awards granted on November 20, 2008 vest as follows: 33.3% on August 25, 2010, 33.3% on August 18, 2011, and 33.4% on August 18, 2012.

(18)	Stock awards granted on August 18, 2009 vest as follows: 25.0% on August 25, 2010, 25.0% on August 18, 2011, 25.0% on August 18, 2012 and 25.0% on August 18, 2013.

(19)	Stock awards granted on August 18, 2009 vest on August 18, 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)
J.P. London	—	—	6,100	$273,280
Paul M. Cofoni	—	—	4,725	211,680
William M. Fairl	—	—	3,275	146,720
Thomas A. Mutryn	—	—	3,000	139,770
Randall C. Fuerst	—	—	2,325	104,160
____________________

(1)	These amounts are equal to the closing price of the Company’s common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
J.P. London	N/A	N/A	N/A	N/A
Paul M. Cofoni	Supplemental Retirement Benefit Plan	5	$1,101,904	—
William M. Fairl	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
Randall C. Fuerst	N/A	N/A	N/A	N/A
____________________

(1)	The Present Value of Accumulated Benefits under each plan has been calculated as of June 30, 2010, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

Non-Qualified Deferred Compensation for Fiscal Year 2010

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal	Withdrawals/	Last Fiscal
Name	($)(1)	($)(2)	Year ($)(3)	Distributions ($)	Year End ($)(4)
J.P. London	$4,228	$47,685	$462,287	$—	4,331,206
Paul M. Cofoni	36,308	99,226	68,884	—	1,615,001
William M. Fairl	5,014	72,827	31,814	—	3,049,319
Thomas A. Mutryn	30,582	35,251	13,767	—	217,166
Randall C. Fuerst	274,263	40,156	27,771	(35,988)	799,387
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary and the Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported for each NEO as executive and Company contributions were as follows: (i) Dr. London, $1,508,350 and $538,486; (ii) Mr. Cofoni, $1,441,683 and $150,153; (iii) Mr. Fairl, $2,594,326 and $182,802; (iv) Mr. Mutryn, $106,220 and $59,858; and (v) Mr. Fuerst $429,528 and $59,897.

Employment and Severance Agreements

     The term of each NEO’s employment and severance agreement is one year with automatic one-year extensions thereafter (except for Mr. Cofoni’s agreement which is three years with automatic one-year extensions thereafter). Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board. In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice (except that in Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs).

     In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity

(other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

     In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

     All agreements also include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). These terms of the employment and severance arrangements were chosen based on their tie to short-term and long-term security for the executive, in order to ensure top executives are able to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact their personal interests.

     The agreements restrict each NEO’s rights to compete with the Company or to offer employment to Company employees following termination.

     No changes to employment or severance agreements were made in fiscal year 2010.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2010 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Separation Payment in event of Voluntary Termination by NEO or Retirement(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$—	$114,728	$3,559,303	$771,903	$—	$2,855,388	$1,912,450	$ N/A	$9,213,772
Paul M. Cofoni	—	120,317	1,369,486	184,136	1,101,904	—	—	N/A	2,775,843
William M. Fairl	—	—	2,785,104	264,215	—	276,328	—	N/A	3,325,647
Thomas A. Mutryn	—	—	119,234	48,966	—	6,157	—	N/A	174,357
Randall C. Fuerst	—	—	698,175	101,212	—	12,022	—	N/A	811,409
____________________

(1)	Assumes that the NEO retired or voluntarily terminated his position (other than for “good reason”). In the event of the NEO’s death or disability, the NEO would be entitled to the amounts listed in the columns (d), (e) and (f) above as well as column (c) from the Separation Payment following Change in Control Table listed below. In addition, the Company generally is required to provide 30 days’ notice in the event of a termination for disability. In the event of a termination of the NEO for cause, the NEO would be entitled to the amounts listed above in columns (c) and (e).

(2)	Dr. London and Mr. Cofoni have lifetime medical agreements that provide lifetime participation in the Company’s executive medical plan for themselves and their spouses to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger, consolidation, or change in control of the Company. The table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon Internal Revenue Service (IRS) Life Expectancy Tables).

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2010) paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2010 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the vested portion of the equity awards. Mr. Fuerst also has vested RSUs purchased via the MSPP with receipt deferred beyond the vesting date.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the unvested portion of the equity awards. As Dr. London is over 65 years old, any unvested equity awards would vest upon retirement.

(8)	As described above under “Employment and Severance Agreements,” NEOs are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment in event of Termination for “Good Reason” by NEO or Without Cause by Company(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$1,071,900	$114,728	$3,559,303	$771,903	$—	$2,855,388	$1,912,450	$ N/A	$10,285,672
Paul M. Cofoni	1,454,600	120,317	1,369,486	184,136	1,101,904	—	—	N/A	4,230,443
William M. Fairl	493,525	4,794	2,785,104	264,215	—	276,328	—	N/A	3,823,966
Thomas A. Mutryn	390,000	9,355	119,234	48,966	—	6,157	—	N/A	573,712
Randall C. Fuerst	380,000	4,900	698,175	101,212	—	12,022	—	N/A	1,196,309
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause.

(2)	Assumes that Dr. London and Mr. Cofoni are entitled to receive lifetime medical benefits as previously described, and that Messrs. Fairl, Fuerst and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London and Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon IRS Life Expectancy Tables). For Messrs. Fairl, Fuerst and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2010) paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2010 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the vested portion of the equity awards. Mr. Fuerst also has vested RSUs purchased via the MSPP with receipt deferred beyond the vesting date.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the unvested portion of the equity awards. Dr. London’s unvested equity awards would vest.

(8)	As described above under “Employment and Severance Agreements,” NEOs are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment following a Change of Control(1)

			Value of	Value of
			Employee Non-	Company Non-	Value of	Value of	Value of	Value of 280G
		Value of	qualified	qualified	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Partial
	Severance(2)	of Benefits(3)	Contributions(4)	Contributions(5)	Benefits(6)	Awards(7)	Awards(8)	Protection(9)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$4,280,897	$114,728	$3,559,303	$771,903	$—	$2,855,388	$1,912,450	$—	$13,494,669
Paul M. Cofoni	5,219,800	120,317	1,369,486	245,515	1,101,904	—	4,077,824	500,000	12,634,846
William M. Fairl	2,881,820	4,794	2,785,104	264,215	—	276,328	1,801,882	298,642	8,312,785
Thomas A. Mutryn	1,946,599	9,355	119,234	97,932	—	6,157	1,673,298	215,404	4,067,979
Randall C. Fuerst	1,535,573	4,900	698,175	101,212	—	12,022	1,037,532	—	3,389,414
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause within one year of a change in control, except in Dr. London’s case where he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control.

(2)	Includes incentive plan amounts earned but not yet paid for fiscal year 2010.

(3)	Assumes that Dr. London and Mr. Cofoni are entitled to receive lifetime medical benefits as previously described, and that Messrs. Fairl, Fuerst and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London and Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon IRS Life Expectancy Tables). For Messrs. Fairl, Fuerst and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(4)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(5)	Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(6)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2010 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the vested portion of the equity awards. Mr. Fuerst also has vested RSUs purchased via the MSPP with receipt deferred beyond the vesting date.

(8)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2010 less the applicable exercise price of the unvested portion of the equity awards at Target in accordance with the grant agreements. All equity awards to NEOs would vest upon a change in control.

(9)	As described above under “Employment and Severance Agreements,” NEOs are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, these payments would be paid to the executives as partial reimbursement of IRC section 280G excise taxes that would be incurred by them.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his service as a Director, including participation in meetings of the full Board and the Committee(s) of which he is a member:
  Full Board — $50,000 annual retainer for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of

Stockholders at which such election occurs, based on the closing price per share of the Company’s common stock on that date. For fiscal year 2010, each returning director was granted $80,000 in RSUs, and newly elected directors received $160,000 in RSUs. For fiscal year 2011, based upon the recommendation of its independent outside compensation consultant, the Committee approved an amount of $100,000 in RSUs for each returning director as well as any newly elected director. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent (100%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of purchase.
  Audit Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Security and Risk Assessment Committee — $6,000 for up to four meetings per year. Additional in-person meetings are $750. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Compensation Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $8,000 per year.

  Executive Committee — $1,500 per meeting.

  Investor Relations Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Corporate Governance and Nominating Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Strategic Assessment Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting.
     Dr. London and Mr. Cofoni received no separate compensation for their service as directors, except that they, like all directors, are eligible to be reimbursed for expenses associated with attending meetings of the Board and its Committees.

     During fiscal year 2010, in addition to the retainer and Committee meeting fees, Dr. Phillips received compensation of $36,000 for additional services performed as a director in connection with the Committees on which he serves.

     The Committee has also adopted stock ownership requirements for outside members of the Board to align the interest of stockholders and directors. For fiscal year 2009, the Committee expected outside directors to own common stock equal to a multiple of the Board member’s annual retainer. Outside directors were expected to own common stock equal to three times their annual retainer within three years following election to the Board; five times their annual retainer within five years following election to the Board; and six times their annual retainer within seven years following election to the Board (or by December 1, 2009 for Board members elected prior to December 1, 2002).

     Effective fiscal year 2010, the Board voted to adopt revised ownership requirements for its outside directors. Requirements are now based on a fixed number of fully owned shares rather than a retainer-based multiple. The amount of shares, which is currently set at 6,000, is comparable to what the prior retainer-based multiple would have required and will be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the outside directors with those of the Company’s shareholders. Until the Director meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell. This change was made to make the plan less dependent on factors outside of the control of the director without compromising the integrity of the plan.

     Shareholdings continue to be measured annually to determine compliance with the plan. If a Director does not meet the required level at the annual measurement date, then that Director is ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level is reached, and for an additional one-year period thereafter. All outside directors, with the exception of Mr. Phillips, currently meet their required stock ownership requirement.

     The following table summarizes the compensation information for fiscal year 2010 for each of the Company’s non-employee directors who were directors at any time during the fiscal year.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-qualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dan R. Bannister	$79,000	$80,001	$—	—	—	—	$159,001
Gordon R. England	63,500	160,003	—	—	—	—	223,503
James S. Gilmore III	70,000	160,003	—	—	—	—	230,003
Gregory Johnson	89,750	80,001	—	—	—	—	169,751
Richard L. Leatherwood	95,000	80,001	—	—	—	—	175,001
James L. Pavitt	78,750	80,001	—	—	—	—	158,751
Warren R. Phillips	132,250	—	—	—	—	—	132,250
Charles P. Revoile	100,500	80,001	—	—	—	—	180,501
William S. Wallace	63,500	160,003	—	—	—	—	223,503
____________________

(1)	Under the Company’s Director Stock Purchase Plan (DSPP), Mr. Phillips elected to receive 25% of his annual retainer in Restricted Stock of the Company. Mr. Phillips acquired 265 shares pursuant to his election to defer a portion of his retainer. The grant date fair value of these shares totaled $12,500. The current year deferral is included in the “Fees Earned or Paid in Cash” column.

(2)	The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2010 under the terms of the Company’s 2006 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company’s stock on the November 18, 2009 grant date ($48.31). For fiscal year 2010, the Company awarded 1,656 RSUs to Directors Bannister, Johnson, Leatherwood, Pavitt and Revoile with a grant date fair value of $80,001 each, and 3,312 RSUs to Directors England, Gilmore, and Wallace with a grant date fair value of $160,003 each. The outstanding number of stock options awarded to each director as of June 30, 2010 was as follows: Director Bannister 5,000; Director Johnson 8,000; Director Leatherwood 9,000; Director Phillips 3,000; and Director Revoile 9,000. The outstanding number of RSUs awarded to each director as of June 30, 2010 was as follows: Director Bannister 828; Director Johnson 828; Director Leatherwood 828; Director Pavitt 828; Director Revoile 828; Director England 1,656; Director Gilmore 1,656; and Director Wallace 1,656.

CORPORATE GOVERNANCE

Code of Ethics

     The Company has adopted both a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our Executive Officers. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the NYSE Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and Committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. The Board held eight meetings during fiscal year 2010. All Directors attended the 2009 Annual Meeting of Stockholders held on November 18, 2009. In fiscal year 2010, each Director attended at least seventy-five percent of the aggregate of the total number of Board meetings and at least eighty percent of the total number of meetings held by the Committees of the Board on which he served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Corporate Governance and Nominating Committee, a Security and Risk Assessment Committee, and a Strategic Assessment Committee during fiscal year 2010.

Board Leadership Structure

     The Board recognizes the importance of good corporate governance as a means of addressing the interests of the Company’s stockholders. The Board also recognizes that ensuring that the Company maintains good corporate governance practices is an ongoing process. Consistent with these principles, the Board believes that no specific leadership model is necessarily right for all companies at all times. The Board’s policy as to whether the role of the Chairman of the Board and CEO should be separate or combined is to adopt the model that best serves the Company’s stockholders at any point in time.

     The Company’s Corporate Governance Guidelines currently provide that the role of Chairman of the Board and CEO are separate. The Board believes this model provides effective leadership for the Company at this time, allowing the Chairman of the Board to focus on Board activity and the CEO to focus on business strategy and execution.

     The Chairman of the Board serves as the presiding officer of the Board of Directors. The Chairman of the Board works closely with the CEO in a consulting capacity concerning the Company’s strategic direction and the staffing of key positions.

     The CEO provides the overall and operational direction for the Company. The CEO establishes the Company’s policies and objectives in accordance with the directives of the Board of Directors and the Company’s corporate charter.

     Dr. Phillips has been designated as the Board’s lead independent director. Dr. Phillips’ duties as lead independent director include:
  Coordinating the activities of the non-employee directors;

  Reviewing and reporting progress to the Board on certain issues or oversight matters;

  Presiding at independent director sessions and coordinating the agenda for such sessions;

  Functioning as principal liaison between the non-employee directors and the Chairman of the Board;

  Organizing Board review of the Company’s annual strategic planning cycle; and

  Serving as a Board member on most of CACI’s wholly-owned subsidiary corporations.
Risk Oversight and Management

     The Board as a whole has the overall responsibility for risk oversight of the Company. The Audit Committee reviews the Company’s guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Board has delegated the responsibility for oversight of certain classified and sensitive high-risk work supporting defense, intelligence, and international clients, including work outside the U.S., to its Security and Risk Assessment Committee. Additionally, the Compensation Committee is responsible for overseeing and assessing risks associated with the Company’s compensation policies and programs. See the Compensation Discussion and Analysis – Risk Assessment section. Each of these committees receives and discusses reports regularly with members of management who are responsible for applicable day-to-day risk management functions of the Company.

Compensation Committee

     The Compensation Committee consists of Directors Bannister, Gilmore, Leatherwood, Pavitt, and Revoile (Chairman). The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Compensation Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Compensation Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Compensation Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Compensation Committee’s responsibility. In addition, it is the Board’s intention that each Compensation Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Compensation Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Compensation Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in the determination of awards subject to those regulations.

     The Compensation Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan; determines the benefits to be granted to key employees thereunder; determines CEO compensation; determines and makes recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities. The Compensation Committee met six times during fiscal year 2010. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2010, the members of the Compensation Committee had no relationships with the Company other than their relationships as Directors, their entitlement to the receipt of standard compensation as Directors and members of certain Committees of the Board, and their relationships to the Company as stockholders. During fiscal year 2010, no person serving on the Compensation Committee or on the Board of Directors was an Executive Officer of another entity for which any of our Executive Officers served on the compensation committee.

Executive Committee

     The Executive Committee consists of Directors Cofoni, Leatherwood, London, Phillips and Revoile. Director London serves as the Executive Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met two times during fiscal year 2010.

Audit Committee

     The Audit Committee consists of Directors Bannister, England, Leatherwood, Phillips and Revoile. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood is the Audit Committee Chairman and has served as such since November 20, 2003. The Board has determined that Director Leatherwood qualifies as an audit committee financial expert as that term is defined in applicable SEC regulations and has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met seven times during fiscal year 2010. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Leatherwood, Phillips and Revoile. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Corporate Governance and Nominating Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Corporate Governance and Nominating Committee seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Corporate Governance and Nominating Committee met five times during fiscal year 2010. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that nine of the eleven current Directors are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company and Mr. Cofoni’s service as President and Chief Executive Officer, they are not independent as defined by the NYSE rules and the Company’s independence criteria. While Mr. Johnson received more than $120,000 for consulting services provided to the Company during fiscal year 2006, his consulting agreement with the Company ended in September 2006. Therefore, effective October 1, 2009, he became independent under the NYSE rules.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its determination of independence with respect to all current Directors:

(1)	No Material Relationship. The Director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The Director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the Director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the Director’s home, other than household employees) must not have been an Executive Officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The Director and all of his/her immediate family members must not have received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The Director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the Director cannot be a current employee of such a firm; (C) the Director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and (D) the Director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The Director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The Director cannot be a current employee, and no immediate family member of the Director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its Directors and Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the Directors and Executive Officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board Committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) While the Company does not have a formal policy regarding the consideration of diversity in identifying prospective director nominees, the Company’s Corporate Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences, but not so large that its size hinders effective discussion or diminishes individual accountability. It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Company’s corporate governance guidelines.

     In August 2010, the SEC adopted new Rule 14a-11 relating to proxy access by stockholders. The new rule becomes effective in November 2010 but does not apply to the Company’s 2010 Annual Meeting. Rule 14a-11 will require an issuer, in certain circumstances, to include in its proxy materials a limited number of qualified nominees for election to the Board if such nominees are submitted by appropriately qualified stockholders. To be eligible, among other things, such a stockholder must hold at least three percent of the issuer’s shares eligible to vote for directors, must have held those shares for at least three years, and must certify that the stockholder has no intention to effect a change in control of the issuer. In general, the nominating stockholder must make his nomination no earlier than 150 calendar days and no later than 120 calendar days before the anniversary date of the issuer’s proxy statement for the prior year. The SEC announced a number of other rules and rule changes in connection with the adoption of Rule 14a-11. The Company is reviewing those changes.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Executive Sessions

     Pursuant to NYSE requirements, two executive sessions of non-management Directors were held during fiscal year 2010. The Chairman of the Corporate Governance and Nominating Committee acted as the presiding Director at both meetings.
____________________

(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2011 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary of CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 20, 2011. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director candidates.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2010. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2011.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice.

     If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast. However, NYSE Rule 452 permits banks and brokers to vote on the ratification of auditors without instructions from their beneficial owners. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2009 and June 30, 2010.

	June 30,
	2010	2009
Audit Fees(1)	$1,413,872	$1,233,702
Audit-Related Fees(2)	216,213	194,172
Tax Fees(3)	331,739	263,064
Total	$1,961,824	$1,690,938

____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2010

     The members of the Company’s Audit Committee are Dan R. Bannister, Gordon R. England, Richard L. Leatherwood, Warren R. Phillips, and Charles P. Revoile.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, pursuant to the applicable requirements of the Public Company Accounting Oversight Board;

4.	It has discussed with Ernst & Young LLP its independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board; and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Dan R. Bannister	Gordon R. England
Richard L. Leatherwood	Warren R. Phillips
Charles P. Revoile

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902, has been retained to assist in soliciting proxies at a fee not to exceed $7,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2011 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of this proxy statement, which will be October 6, 2011. Therefore, the date by which proposals must be received under Rule 14a-8 for consideration by the Company will be June 8, 2011.

     Under our By-laws, stockholders of record who intend to submit a proposal at the 2011 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than 150 days prior to the anniversary date of this year’s annual meeting (November 17, 2011). Therefore, the date by which such proposals and nominations must be received for purposes of our By-laws will be June 20, 2011. The written notice must satisfy certain requirements specified in the Company’s By-laws and comply with applicable laws and regulations, including SEC regulations. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website, www.caci.com/about/corp_gov/bylaws.shtml, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at http://investor.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec.gov.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy of any of these materials to a stockholder upon written or oral request to the following address or telephone number: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary, telephone 703-841-7800. To receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for the household, the stockholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or telephone number.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary
Arlington, Virginia
Dated: October 6, 2010

CACI INTERNATIONAL INC 1100 N. GLEBE ROAD ARLINGTON, VA 22201
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	For	Withhold	For All
	All	All	Except
The Board of Directors recommends a vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
	Nominees

01	Dan R. Bannister	02	Paul M. Cofoni	03	Gordon R. England	04	James S. Gilmore III	05	Gregory G. Johnson
06	Richard L. Leatherwood	07	J. Phillip London	08	James L. Pavitt	09	Warren R. Phillips	10	Charles P. Revoile
11	William S. Wallace

The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2011.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:		For	Against	Abstain

3	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

CACI INTERNATIONAL INC

PROXY FOR NOVEMBER 17, 2010
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042, on November 17, 2010 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" all items on the reverse side, as more fully described in the accompanying Proxy Statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer.

By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Continued and to be signed on reverse side